Exhibit 99.1

AGA Medical Settles Patent Dispute with Medtronic

MINNEAPOLIS, March 29, 2010 — AGA Medical Holdings, Inc. (AGA Medical) (Nasdaq: AGAM) today announced the settlement of a patent infringement lawsuit between the company and Medtronic, Inc. This dispute relates to the January 2007 patent infringement action against the company, filed by Medtronic, Inc., alleging that substantially all of AGA Medical’s AMPLATZER® occluder and vascular plug devices infringe three of Medtronic’s method and apparatus patents on shape memory alloy stents (U.S. Patent Nos. 5,190,546, 6,306,141 and 5,067,957, collectively known as “the Jervis patents”).

President and Chief Executive Officer of AGA Medical John Barr commented, “We are pleased to have reached this agreement, which eliminates much of the expense and uncertainty associated with the litigation and enables the company to focus its resources and attention on providing patients with innovative devices to treat significant medical conditions.”

AGA Medical will make payments to Medtronic in the total amount of $35 million. The settlement amount will be paid over four years with the final payment due in January 2014.

This settlement covers all existing products, as well as any new products developed and commercialized by AGA Medical, using nitinol for the entire term of the Jervis patents.

About AGA Medical

AGA Medical, based in Plymouth, Minnesota, is a leading innovator and manufacturer of medical devices for the treatment of structural heart defects and vascular abnormalities.  AGA Medical’s AMPLATZER® occlusion devices offer minimally invasive, transcatheter treatments that have been clinically shown to be safe and highly effective in defect closure.  AGA Medical is the only manufacturer with occlusion devices approved to close seven different structural heart defects, with leading market positions for each of its devices. More than 1,650 articles supporting the benefits of AMPLATZER products have been published in medical literature. AGA Medical markets its AMPLATZER products in 112 countries worldwide to interventional cardiologists, electrophysiologists, interventional radiologists and vascular surgeons.  More information about the company and its products can be found at http://www.amplatzer.com.

AGA Medical Corporation

888.546.4407 Toll Free

763.513.9227 Phone

763.513.9226 Fax

5050 Nathan Lane North • Plymouth, Minnesota 55442 USA	www.amplatzer.com

Forward-Looking Statements

This news release may include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, in particular, statements regarding the resolution of the company’s lawsuit with Medtronic and the impact it will have on the company’s operating results.  These statements are based on the beliefs of our management as well as assumptions made by, and information currently available to, the company. These statements reflect the company’s current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These factors include, among other things: the company’s and Medtronic’s compliance with the terms of the settlement agreement, potential future litigation and other risks and uncertainties, including those detailed in the company’s  periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. Except as required by law, the company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the company’s Web site at www.amplatzer.com).

Source: AGA Medical Holdings, Inc.

Contacts:

Rachel Ellingson

Sr. Director, Business Development and Investor Relations, AGA Medical

763.531.3018

rellingson@amplatzer.com

Padilla Speer Beardsley
Nick Banovetz

612.455.1705
nbanovetz@psbpr.com

# # #